UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) March 6, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2015, in connection with an internal realignment of its finance department, AutoNation, Inc. (the “Company”) notified Michael J. Stephan that he will no longer serve as Vice President - Corporate Controller and Tax and as principal accounting officer of the Company effective March 9, 2015. Mr. Stephan will continue to serve as an employee of the Company on a transitional basis until June 2, 2015. The Company has retained Heidrick & Struggles, an executive search firm, to conduct an external search for a new chief accounting officer with broader responsibilities. Cheryl Scully, Executive Vice President and Chief Financial Officer (and principal financial officer) of the Company, will serve as the Company’s principal accounting officer until the new chief accounting officer is appointed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	March 12, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources